Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 17, 2022, with respect to the consolidated financial statements included in the Annual Report of Art’s-Way Manufacturing Co., Inc. and subsidiaries on the Form 10-K for the fiscal year ended November 30, 2021. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Eide Bailly LLP

Fargo, North Dakota

April 27, 2022